   As filed with the Securities and Exchange Commission on November  27, 2002

                                                         Registration No. ______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   ----------

                           PATTERSON-UTI ENERGY, INC.
             (Exact name of registrant as specified in its charter)

                          Delaware                                                      75-2504748
(State or other jurisdiction of incorporation or organization)              (I.R.S. Employer Identification No.)

            4510 Lamesa Highway, Snyder, Texas                                            79549
          (Address of Principal Executive Offices)                                     (Zip Code)

                                   ----------

                      JULY 20, 2001 STOCK OPTION AGREEMENTS
                                       OF
                           PATTERSON-UTI ENERGY, INC.
                        (Full title of the Agreement(s))

                                   ----------

                                Cloyce A. Talbott
                             Chief Executive Officer
                           Patterson-UTI Energy, Inc.
                    4510 Lamesa Highway, Snyder, Texas 79549
                                 (915) 574-6300
            (Name, address and telephone number of agent for service)

                                   Copies to:

         Jonathan D. Nelson                                                     Michael W. Conlon
         Chief Financial Officer and Vice President - Finance                   Fulbright & Jaworski L.L.P.
         Patterson-UTI Energy, Inc.                                             1301 McKinney, Suite 5100
         4510 Lamesa Highway                                                    Houston, Texas 77010-3095
         Snyder, Texas  79549


                                   ----------

                         CALCULATION OF REGISTRATION FEE

                                                          Proposed maximum
   Title of securities to          Amount to be          offering price per     Proposed maximum aggregate         Amount of
        be registered              registered (1)             share (2)              offering price (2)        registration fee (2)
   ----------------------          --------------        ------------------     --------------------------     --------------------
Common Stock, par value
$.01 per share                     24,000 shares               $28.625                    $687,000                    $63.20

(1)      Represents the aggregate number of shares which may be sold under the
         (i) Stock Option Agreement made as of July 20, 2001 by and between Patterson-UTI Energy, Inc. and Stephen J. DeGroat and (ii) Stock Option Agreement made as of July 20, 2001 by and between Patterson-UTI
         Energy, Inc. and Kenneth R. Peak (together, the "Stock Option Agreements").

         The maximum number of shares which may be sold upon exercise of options granted under the Stock Option Agreements are subject to adjustment in accordance with (i) the anti-dilution provisions of the Stock Option Agreements; and (ii) the Stockholder Rights Plan dated January 2, 1997, as amended, between Patterson Energy, Inc. and Continental Stock Transfer & Trust Company ("Rights Agreement"). Accordingly, pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended ("Securities Act"), this Registration Statement registers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable by operation of the anti-dilution provisions in the Stock Option Agreements or provisions in the Rights Agreement.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act and based upon the exercise price of the options granted pursuant to the Stock Option Agreements.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference in this Registration Statement:

         (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Commission on March 19, 2002;

         (b) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed with the Commission on May 14, 2002;

         (c) Registrant's Current Report on Form 8-K filed with the Commission on June 13, 2002;

         (d) Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, filed with the Commission on July 24, 2002;

         (e) Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, filed with the Commission on October 22, 2002;

         (f) Description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, which became effective with the Commission on November 2, 1993; and

         (g) Description of the Registrant's Preferred Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A, which became effective on January 14, 1997.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities registered hereunder have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("DGCL") allows a corporation to indemnify directors, officers, employees and agents for costs and expenses incurred by or in connection with an action, suit or proceeding brought by reason of their position as a director, officer, employee or agent. The person indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. The DGCL provides that a corporation may advance payment of expenses under certain circumstances. The DGCL further provides that the indemnification and advancement of expenses provisions of the DGCL will not be deemed exclusive of any other rights of indemnification or advancement of expenses to which directors, officers, employees and agents may be entitled under bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         In addition to the general indemnification section, Delaware law provides further protection for directors under Section 102(b)(7) of the DGCL. This section allows a Delaware corporation to include in its certificate of incorporation a provision that eliminates or limits the personal liability of a director for monetary damages for breaches of the director's fiduciary duty of care, provided that any such provision does not (in the words of the statute) do any of the following:

         Eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
         (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
         Section 174 of this Title [dealing with willful or negligent violation of the statutory provision concerning dividends and stock purchases and redemptions], or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective....

         The DGCL further empowers the board of directors to make other indemnification as authorized under the certificate of incorporation, bylaws or any corporate resolution or agreement so long as the indemnification is consistent with the DGCL.

         The Registrant's Restated Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, a director of the Registrant will not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Registrant's Amended and Restated Bylaws provide that to the extent that a director, officer, employee or agent of the Registrant is successful on the merits of defense of a suit or proceeding brought against him by reason of his position within the Registrant, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection with such action. In other circumstances, a director, officer, employee or agent of the Registrant may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; however, in an action or suit by or in the right of the Registrant to procure a judgment in its favor, such person will not be indemnified if he has been adjudged to be liable to the Registrant unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper. A determination that indemnification is proper will be made by a majority of the Registrant's disinterested directors, by independent legal counsel or by the stockholders of the Registrant. The Registrant's Amended and Restated Bylaws also provide that the Registrant may advance the payment of expenses and that the indemnification and advancement of expense provisions of the bylaws are nonexclusive. The Registrant maintains director and officer liability insurance covering director and officer indemnification.

         The Registrant also has an Indemnity Agreement with each of its directors and executive officers. The standard for indemnification under the Indemnity Agreement is substantially the same as under the Registrant's Amended and Restated Bylaws. The Indemnity Agreement, however, provides for the creation of a trust account in the event of a "change in control" (as defined in the Indemnity Agreement), funded in an amount sufficient to reasonably satisfy any and all expenses incurred by a director or executive officer in connection with investigating, preparing for, participating in, and/or defending any proceeding relating to any Indemnifiable Event (as defined in the Indemnity Agreement). The trustee of such trust account is to be selected by the director or executive officer receiving the indemnity under the Indemnity Agreement.

         In addition, in the Agreement and Plan of Merger between Patterson Energy, Inc. and UTI Energy Corp. dated as of February 4, 2001, pursuant to which UTI Energy Corp. ("UTI") merged with and into Patterson Energy, Inc. ("Patterson") with the Registrant as the surviving corporation ("Merger"), the Registrant agreed to indemnify the former officers and directors of UTI from liabilities arising out of actions or omissions in their capacity as such prior to the effective time of the Merger, and advance reasonable litigation expenses incurred in connection with such actions or omissions, to the full extent permitted under UTI's certificate of incorporation and bylaws. Further, for a period of six years after the effective time of the Merger, the Registrant will provide UTI's officers and directors with an insurance and indemnification policy that provides coverage through the effective time of the Merger; provided that the maximum aggregate amount of premiums that the Registrant will be required to pay to provide and maintain this coverage does not exceed $300,000 per year.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8. EXHIBITS.

        4.1              Restated Certificate of Incorporation (1)

        4.1.1 Certificate of Correction of Restated Certificate of Incorporation (2)

        4.2              Amended and Restated Bylaws (2)

        4.3 Rights Agreement dated January 2, 1997, between Patterson Energy, Inc. and Continental Stock Transfer & Trust Company, as rights agent (3)

        4.3.1            Amendment to Rights Agreement dated as of October 23,
                         2001 (4)

        4.4 Stock Option Agreement made as of July 20, 2001 between Patterson-UTI Energy, Inc. and Stephen J. DeGroat

        4.5 Stock Option Agreement made as of July 20, 2001 between Patterson-UTI Energy, Inc. and Kenneth R. Peak

        5.1              Opinion of Fulbright & Jaworski L.L.P.

        23.1             Consent of Independent Accountants,
                         PricewaterhouseCoopers LLP

        23.2             Consent of Independent Auditors, Ernst & Young LLP

        23.3             Consent of Fulbright & Jaworski L.L.P. (included in
                         Exhibit 5.1)

        24.1             Power of Attorney (5)

(1) Incorporated herein by reference to Item 7, "Financial Statements and Exhibits" to Form 8-K dated and filed on May 8, 2001.

(2) Incorporated herein by reference to Item 14, "Exhibits, Financial Statement Schedules and Reports on Form 8-K" to Form 10-K dated December 31, 2001 and filed on March 19, 2002.

(3) Incorporated herein by reference to Item 2, "Exhibits" to Registration Statement on Form 8-A, filed on January 14, 1997.

(4) Incorporated herein by reference to Item 6, "Exhibits and Reports on Form 8-K" to Form 10-Q for the quarterly period ended September 30, 2001, filed on October 31, 2001.

(5)      Included in the signature page to this Registration Statement.


ITEM 9. UNDERTAKINGS.

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any decrease or increase in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") that are incorporated by reference in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Snyder, State of Texas, on the 27th day of November, 2002.

                                        PATTERSON-UTI ENERGY, INC.



                                        By: /s/ CLOYCE A. TALBOTT
                                           -------------------------------------
                                            Cloyce A. Talbott
                                            Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Cloyce A. Talbott and A. Glenn Patterson, or either of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 27th day of November, 2002.

                 SIGNATURE                                                           TITLE
                 ---------                                                           -----

          /s/ CLOYCE A. TALBOTT                              Chief Executive Officer, Director (principal executive
-------------------------------------------                  officer)
              Cloyce A. Talbott

          /s/ JONATHAN D. NELSON                             Vice President-Finance, Chief Financial Officer,
-------------------------------------------                  Secretary, Treasurer (principal financial officer and
              Jonathan D. Nelson                             principal accounting officer)

          /s/ MARK S. SIEGEL                                 Chairman of the Board, Director
-------------------------------------------
              Mark S. Siegel

          /s/ A. GLENN PATTERSON                             President, Chief Operating Officer, Director
-------------------------------------------
              A. Glenn Patterson

          /s/ KENNETH N. BERNS                               Director
-------------------------------------------
              Kenneth N. Berns

          /s/ STEPHEN J. DEGROAT                             Director
-------------------------------------------
              Stephen J. DeGroat

          /s/ ROBERT C. GIST                                 Director
-------------------------------------------
              Robert C. Gist

          /s/ CURTIS W. HUFF                                 Director
-------------------------------------------
              Curtis W. Huff

          /s/ KENNETH R. PEAK                                Director
-------------------------------------------
              Kenneth R. Peak

          /s/ NADINE C. SMITH                                Director
-------------------------------------------
              Nadine C. Smith



                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                   DESCRIPTION
-------                  -----------

   4.1                   Restated Certificate of Incorporation (1)

   4.1.1                 Certificate of Correction of Restated Certificate of
                         Incorporation (2)

   4.2                   Amended and Restated Bylaws (2)

   4.3                   Rights Agreement dated January 2, 1997, between
                         Patterson Energy, Inc. and Continental Stock Transfer &
                         Trust Company, as rights agent (3)

   4.3.1                 Amendment to Rights Agreement dated as of October 23,
                         2001 (4)

   4.4                   Stock Option Agreement made as of July 20, 2001 between
                         Patterson-UTI Energy, Inc. and Stephen J. DeGroat

   4.5                   Stock Option Agreement made as of July 20, 2001 between
                         Patterson-UTI Energy, Inc. and Kenneth R. Peak

   5.1                   Opinion of Fulbright & Jaworski L.L.P.

   23.1                  Consent of Independent Accountants,
                         PricewaterhouseCoopers LLP

   23.2                  Consent of Independent Auditors, Ernst & Young LLP

   23.3                  Consent of Fulbright & Jaworski L.L.P. (included in
                         Exhibit 5.1)

   24.1                  Power of Attorney (5)

(1) Incorporated herein by reference to Item 7, "Financial Statements and Exhibits" to Form 8-K dated and filed on May 8, 2001.

(2) Incorporated herein by reference to Item 14, "Exhibits, Financial Statement Schedules and Reports on Form 8-K" to Form 10-K dated December 31, 2001 and filed on March 19, 2002.

(3) Incorporated herein by reference to Item 2, "Exhibits" to Registration Statement on Form 8-A, filed on January 14, 1997.

(4) Incorporated herein by reference to Item 6, "Exhibits and Reports on Form 8-K" to Form 10-Q for the quarterly period ended September 30, 2001, filed on October 31, 2001.

(5)      Included in the signature page to this Registration Statement.